Exhibit 99.1

URBAN OUTFITTERS, INC.

Fourth Quarter Sales Results and Personnel Update

Philadelphia, PA – February 10, 2022

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q4 Sales and Personnel Update

PHILADELPHIA, PA, February 10, 2022 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of the Anthropologie, BHLDN, Free People, FP Movement, Terrain, Urban Outfitters, Nuuly and Menus & Venues brands, today announced net sales for the three months and year ended January 31, 2022.

Due to the material impact of COVID-19 on our business operations in fiscal 2021, including mandated store closures, this release includes a comparison of fiscal 2022 results to fiscal 2020. Management views the comparison of fiscal 2022 results to fiscal 2020 as a meaningful measurement of the Company’s business performance.

Total Company net sales for the three months ended January 31, 2022, were a record $1.33 billion. Net sales increased 13.9% compared to the three months ended January 31, 2020. Comparable Retail segment net sales increased 14%, driven by strong double-digit growth in digital channel sales, partially offset by low double-digit negative retail store sales primarily due to reduced store traffic. By brand, comparable Retail segment net sales increased 49% at the Free People Group, 14% at the Anthropologie Group and 3% at Urban Outfitters. Total Retail segment net sales increased 15%. Wholesale segment net sales decreased 22% primarily from reducing the Free People Group’s sales to promotional wholesale customers. URBN believes that the total Company fourth quarter gross margin could deleverage more than planned primarily due to higher than anticipated inbound transportation costs.

For the year ended January 31, 2022, total Company net sales increased 14.2% compared to the year ended January 31, 2020. Comparable Retail segment net sales increased 16%, driven by strong double-digit growth in digital channel sales, partially offset by low double-digit negative retail store sales due to reduced store traffic. Wholesale segment net sales decreased 23% primarily from reducing the Free People Group’s sales to promotional wholesale customers.

Net sales by brand and segment for the three and twelve-month periods were as follows:

	Three Months Ended
	January 31,
	2022	2021	2020
Net sales by brand
Anthropologie Group	$558,699	$431,380	$491,146
Urban Outfitters	474,385	428,102	449,939
Free People Group	276,190	219,279	215,765
Menus & Venues	5,648	2,980	6,759
Nuuly (1)	17,277	6,652	5,969
Total Company	$1,332,199	$1,088,393	$1,169,578

	Three Months Ended
	January 31,
	2022	2021	2020
Net sales by segment
Retail Segment	$1,258,268	$1,013,889	$1,090,552
Wholesale Segment	56,654	67,852	73,057
Nuuly Segment (1)	17,277	6,652	5,969
Total Company	$1,332,199	$1,088,393	$1,169,578

	Twelve Months Ended
	January 31,
	2022	2021	2020
Net sales by brand
Anthropologie Group	$1,794,266	$1,319,063	$1,639,123
Urban Outfitters	1,681,559	1,383,361	1,496,249
Free People Group	1,003,644	711,631	813,371
Menus & Venues	21,570	11,358	27,045
Nuuly (1)	47,724	24,336	8,001
Total Company	$4,548,763	$3,449,749	$3,983,789

	Twelve Months Ended
	January 31,
	2022	2021	2020
Net sales by segment
Retail Segment	$4,248,681	$3,228,200	$3,648,938
Wholesale Segment	252,358	197,213	326,850
Nuuly Segment (1)	47,724	24,336	8,001
Total Company	$4,548,763	$3,449,749	$3,983,789
(1)

The Nuuly segment (formerly known as the Subscription segment) is comprised of the Nuuly Rent and Nuuly Thrift brands. Nuuly Rent began operations on July 30, 2019. Nuuly Thrift began operations on October 12, 2021.

On a personnel note, Francis Pierrel has joined the URBN family as President of Urban Outfitters with responsibility for the brand in North America. Mr. Pierrel will report directly to Sheila Harrington, Global Chief Executive Officer of Urban Outfitters and the Free People Group.  Mr. Pierrel brings an impressive background in omni-channel retailing and wholesale and has a reputation for cultivating strong collaborative teams, understanding the customer and growing brand equity. Most recently he served as Chief Executive Officer, Club Monaco, where he drove increases in revenues and profitability. Prior to Club Monaco, he served as President of Stores and Ecommerce for Ralph Lauren in North America. Mr. Pierrel has also held senior roles in wholesale, retail and ecommerce at Lacoste and Diesel across the US and Europe.

“I am pleased to welcome Francis to our Company and the Urban Outfitters brand,” said Richard A. Hayne, Chief Executive Officer of URBN. “He is a seasoned omni-channel retail executive with deep experience in managing iconic brands across all channels - ecommerce, stores, and wholesale. We believe his strong leadership will greatly benefit the Urban Outfitters brand,” finished Mr. Hayne.

During the year ended January 31, 2022, the Company opened a total of 56 new retail locations including: 29 Free People Group stores (including 18 FP Movement stores), 17 Urban Outfitters stores, 9 Anthropologie Group stores and 1 Menus & Venues restaurant; and closed 18 retail locations including: 8 Anthropologie Group stores, 5 Free People Group stores, 3 Urban Outfitters stores and 2 Menus & Venues restaurants. During the year ended January 31, 2022, 1 Urban Outfitters franchisee-owned store and 1 Anthropologie Group franchisee-owned store were opened.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 261 Urban Outfitters stores in the United States, Canada and Europe and websites; 238 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 173 Free People stores in the United States, Canada and Europe, catalogs and websites, 10 Menus & Venues restaurants, 2 Urban Outfitters franchisee-owned stores and 1 Anthropologie Group franchisee-owned store, as of January 31, 2022. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the impacts of public health crises such as the coronavirus (COVID-19) pandemic, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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